EXHIBIT 32

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley  Act  of  2002  ("Section  906"),  H. Douglas Saathoff, the Chief Executive Officer and the Principal Accounting and Financial Officer of Nighthawk Systems, Inc., certifies that (i) the Quarterly Report on Form 10-QSB for the period ended September 30, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Nighthawk Systems, Inc.

A signed original of this written statement required by Section 906 has been provided to Nighthawk Systems, Inc. and will be retained by Nighthawk Systems, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date November 14, 2007	By:	/s/ H. Douglas Saathoff
H. Douglas Saathoff
Chief Executive Officer and Principal
Accounting and Financial Officer